                                                            EXHIBIT NO. 99.1(c)

                              MFS SERIES TRUST IX


                       FORM OF CERTIFICATION OF AMENDMENT
                          TO THE DECLARATION OF TRUST

                         ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES


         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated December 16, 2004 (the "Declaration") of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Bond Fund, MFS Inflation-Adjusted Bond Fund, MFS Intermediate Investment Grade Bond Fund, MFS Limited Maturity Fund and MFS Research Bond Fund, each a series of the Trust, to create four additional classes of shares, within the meaning of
Section 6.10, as follows:

         1. The additional classes of Shares are designated "Class R Shares," "Class R3 Shares," "Class R4 Shares" and "Class R5 Shares";

         2. Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, the method of determination of the net asset value of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, the price, terms and manner of redemption of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares, and relative dividend rights of holders of Class R Shares, Class R3 Shares, Class R4 Shares and Class R5 Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. All shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this ____th day of _______, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


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Lawrence H. Cohn                           Amy B. Lane
45 Singletree Road                         9716 S.E. Sandpine Lane
Chestnut Hill MA  02467                    Hobe Sound FL  33455


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David H. Gunning                           Lawrence T. Perera
2571 N. Park Blvd.                         18 Marlborough Street
Cleveland Heights OH  44106                Boston MA  02116


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William R. Gutow                           J. Dale Sherratt
3 Rue Dulac                                86 Farm Road
Dallas TX  75230                           Sherborn MA  01770


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Michael Hegarty                            Elaine R. Smith
177 Old Briarcliff Road                    75 Scotch Pine Road
Briarcliff Manor NY  10510                 Weston MA  02493


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J. Atwood Ives
17 West Cedar Street
Boston MA  02108